Exhibit (h)(x)

FOURTH AMENDMENT TO

AMENDED AND RESTATED

FUND ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

This Amendment is entered into as of June 11, 2019 (the “Amendment”), by and between Advisers Investment Trust, a statutory trust organized under the laws of the state of Delaware (the “Trust”), on behalf of the series managed by Vontobel Asset Management, Inc. and The Northern Trust Company (“Northern”), an Illinois corporation.

WHEREAS, the Trust and the Northern are party to an Amended and Restated Fund Administration and Accounting Services Agreement, dated as of December 14, 2016 (as amended, restated or otherwise modified from time to time prior to the date hereof, the “Administration Agreement”) wherein Northern agreed to provide certain services to the Trust; and

WHEREAS, in addition to the provisions contained in the Administration Agreement, effective as of the date hereof, the Trust and Northern wish to make certain amendments to the Administration Agreement.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    DEFINITIONS; INTERPRETATION.

(a)	Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Administration Agreement.

(b)	The headings to the clauses of this Amendment shall not affect its interpretation.

2.    AMENDMENT. Schedule D to the Administration Agreement is hereby amended by replacing such schedule with the Schedule D attached hereto.

3.    GOVERNING LAW. This Amendment shall be construed and the substantive provisions hereof interpreted under and in accordance with the laws of the State of Illinois.

4.    MISCELLANEOUS. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which taken together shall constitute one single agreement between the parties. Except as provided herein, this Amendment may not be amended or otherwise modified except in writing signed by all the parties hereto.

5.    EFFECT OF AMENDMENT. All other terms and conditions set forth in the Administration Agreement shall remain unchanged and in full force and effect. On and after the date hereof, each reference to the Administration Agreement in the Administration Agreement and all schedules thereto shall mean and be a reference to the Administration Agreement as amended by this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Trust and Northern has caused this Amendment to be signed and delivered by its duly authorized representative.

ADVISERS INVESTMENT TRUST

By:	/s/ Barbara J. Nelligan
Title:	President

THE NORTHERN TRUST COMPANY

By:	/s/ Michelle Roblee
Name:	Michelle Roblee
Title:	Senior Vice President

SCHEDULE D

FUND LIST

Vontobel U.S. Equity Institutional Fund